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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                              --------------------

                         DATE OF REPORT: JANUARY 7, 2003

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


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          DELAWARE                     0-22055                 11-3223672
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                    Identification No.)
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                              575 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                    (Address of Principal Executive Offices)

                                  212-527-7599
              (Registrant's Telephone Number, including Area Code)

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INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

     TTR Technologies, Inc., a Delaware corporation (the "Company"), issued a press release announcing that the Nasdaq Listing Qualifications Panel denied its request for the transfer of its listing from The Nasdaq National Market (the "National Market") to The Nasdaq SmallCap Market (the "SmallCap Market"). As a result, the Company's common stock, par value $0.001 (the "Common Stock") will be delisted from the National Market effective at the opening of business on January 8, 2003, and will be quoted on the Over the Counter Bulletin Board.

     As previously reported, the Company received notice from Nasdaq on October 9, 2002 of its decision to delist the Company's Common Stock from the National Market, citing the Company's failure to meet the minimum $10 million stockholder's equity requirement for continued listing, as well as the Company's failure to meet the required minimum bid price and market value of publicly held shares. At the Company's request, a hearing was held on November 21, 2002 before a Nasdaq Listing Qualifications Panel to to consider a transfer of the Company's common stock to the SmallCap Market. However, the Panel denied the request for the transfer to the SmallCap Market.

     A copy of the Company's press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

99.1 TTR Technologies, Inc. press release issued January 7, 2003.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2003                               TTR TECHNOLOGIES, INC.

                                                     By: /s/ Daniel Stein

                                                     Daniel Stein
                                                     Chief Executive Officer

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